       BALLOT FOR HOLDERS OF OLD STOCK RIGHTS OF FLAGSTAR COMPANIES, INC.
                             CLASS 10 UNDER THE PLAN
                    TO BE RECEIVED BY THE SOLICITATION AGENT
               BEFORE 5:00 P.M., EASTERN TIME, ____________, 1997











                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re                                       )  Case No. 97-
                                            )  Chapter 11
FLAGSTAR COMPANIES, INC.,                   )
FLAGSTAR CORPORATION                        )  BALLOT FOR ACCEPTING OR
                                            )  REJECTING "DEBTORS' JOINT PLAN OF
                                  Debtors.  )  REORGANIZATION" TO BE FILED BY
                                            )  FLAGSTAR COMPANIES, INC. AND
                                            )  FLAGSTAR CORPORATION
                                            )  (CLASS 10)




THIS BALLOT IS TO BE USED BY HOLDERS OF OLD STOCK RIGHTS OF FLAGSTAR COMPANIES, INC. (THE "OLD STOCK RIGHTS STOCK"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY ______________________________ (THE "SOLICITATION AGENT") BY 5:00 P.M., EASTERN
TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE SOLICITATION AGENT BEFORE THE DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         Flagstar Companies, Inc. ("FCI") and its wholly-owned subsidiary Flagstar Corporation ("Flagstar") are soliciting your vote with respect to their joint prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan") referred to and described in the accompanying Solicitation and Disclosure Statement dated ____________, 1997, (the "Solicitation Statement"). This ballot is to be used by holders of Old Stock Rights. The Old Stock Rights are classified as Class 10 in the Prepackaged Plan. Please review the Solicitation Statement and the appendices thereto carefully before you vote.

         FCI and Flagstar have not yet commenced a bankruptcy case. If the Prepackaged Plan receives sufficient acceptances, FCI and Flagstar intend to commence their bankruptcy case and promptly seek Confirmation of the Prepackaged Plan.

         The Prepackaged Plan can be confirmed by the bankruptcy court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Prepackaged Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Prepackaged Plan, and (iii) the Bankruptcy Court determines the Prepackaged Plan otherwise satisfies the requirements of section 1129(b) of the United States Bankruptcy Code. A Class of Claims will be deemed to have accepted the Prepackaged Plan if Holders of at least two-thirds in dollar amount and more than one-half in number of the Claims in such class who cast timely Ballots vote to accept the Prepackaged Plan. If the Prepackaged Plan is confirmed by the Bankruptcy Court, all Holders of the Senior Notes and all other Holders of Claims against and Interests in the Company (including those who abstain or vote to reject the Prepackaged Plan) will be bound by the Prepackaged Plan and the transactions contemplated thereby.

         The record date (the "Record Date") for purposes of determining which holders of Old Stock Rights are eligible to vote on the Prepackaged Plan is ____________, 1997. Only holders of Old Stock Rights in whose name such securities are registered on the books of the Company on the Record Date or any person who has obtained a properly completed proxy from such person are eligible to vote on the Prepackaged Plan. Holders of Old Stock Rights who purchased such securities or whose purchase of such securities is registered after the Record Date who wish to vote on the Prepackaged Plan must arrange with their respective seller(s) to receive a proxy from the holder of record on such date, a form of which is included on the last page of this Ballot for your convenience.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN:

ITEM 1.  AGGREGATE PRINCIPAL AMOUNT OF OLD STOCK RIGHTS CLAIMS.

         This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of the Old Stock Rights indicated immediately below.

------------------------------------------------------------------------------------------------------------------------
           CERTIFICATE NUMBER(S) (IF KNOWN) OR
                 CUSTOMER ACCOUNT NUMBERS                         AGGREGATE PRINCIPAL AMOUNT OF OLD STOCK RIGHTS
------------------------------------------------------------------------------------------------------------------------
                                                            $
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


ITEM 2.  CLASS 10 UNDER THE PREPACKAGED PLAN (OLD STOCK RIGHTS) VOTE.

         The beneficial owner of the aggregate principal amount of Old Stock Rights set forth in Item 1 votes to (please check one):

                                    Accept the Prepackaged Plan [ ]

                                    Reject the Prepackaged Plan [ ]

ITEM 3.  CERTIFICATION AS TO OLD STOCK RIGHTS HELD IN ADDITIONAL ACCOUNTS.

         By returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for Old Stock Rights held in other accounts or other record names, OR (ii) has provided the information specified in the following table for all other Old Stock Rights for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary):



_______________________________          ______________________________________   $ _______________________________
         Other Account number             Name of registered holder or nominee           Face amount of Old Notes

_______________________________          ______________________________________   $ _______________________________
         Other Account number             Name of registered holder or nominee           Face amount of Old Notes



ITEM 4. By signing this Ballot, the undersigned certifies that: (a) the beneficial owner has been provided with a copy of the Solicitation Statement and the appendices thereto; (b) the beneficial owner of the face amount of Old Stock Rights set forth in Item 1 has full power and authority to vote to accept or reject the Prepackaged Plan, (c) such beneficial owner has voted to accept or reject the Prepackaged Plan as set forth in Item 2 above and (d) this Ballot has been executed on behalf of a single beneficial owner. The undersigned also acknowledges that this solicitation of acceptances of the Prepackaged Plan is subject to all the terms and conditions set forth in the Solicitation Statement.

ITEM 5. By signing this Beneficial Owner Ballot, the undersigned certifies that it either (a) is the registered or record holder of the Old Stock Rights to which this Ballot pertains and is sending this Ballot directly to the Solicitation Agent, or (b) the beneficial owner of the Old Stock Rights to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned, with respect to the Old Stock Rights to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Beneficial Owner Ballot, and (y) deliver such Master Ballot to the Solicitation Agent.



                                      Name: ____________________________________
                                            (Print or Type)

                                      __________________________________________
                                      Social Security or Federal Tax I.D. No.

                                      Signature: _______________________________

                                      By: ______________________________________
                                          (If Appropriate)

                                     Title: ____________________________________
                                            (If Appropriate)

                                    Address: ___________________________________
                                             Street

                                     ___________________________________________
                                     City, State and Zip Code

                                     Telephone Number: (___)____________________

                                     Date Completed:____________________________

                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT


         THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN. Accordingly, holders should NOT surrender certificates representing their securities in connection with voting on the Prepackaged Plan, and neither the Company nor the Solicitation Agent will accept delivery of any such certificates tendered together with this Master Ballot.

          Surrender of Old Stock Rights for exchange may only be made pursuant to a letter of transmittal which will be furnished subsequently by the Company.

         To have your vote count, you must complete, sign and return this Ballot so that it is received by the Solicitation Agent not later than 5:00 p.m., Eastern time, on _______________, 1997, unless extended at the sole discretion of the Company. Incomplete Ballots will not be counted.

         IF YOU ARE THE REGISTERED HOLDER AND NOT THE BENEFICIAL OWNER, PLEASE FORWARD THE BALLOT TOGETHER WITH THE SOLICITATION STATEMENT TO THE BENEFICIAL OWNER.

         To properly complete the Ballot, you must follow the procedures described below:

                  (a) make sure that the information required by Item 1 has been inserted; if you do not know the principal amount of Old Stock Rights held by you, please contact either the Solicitation Agent, your broker or your nominee;

                  (b) case one vote to accept or reject the Prepackaged Plan by checking the proper box in Item 2 for the Old Stock Rights held by you;

                  (c) provide the information required by Item 3 if the beneficial owner has submitted any other Ballots for Old Stock Rights held in other accounts or other record names;

                  (d)      sign and date your Ballot;

                  (e) If you believe that you have received the wrong Ballot, please contact either the Company or your broker or your nominee immediately;

                  (f) if you believe you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

                  (g) provide your name and mailing address if different from the printed address which appears on the Ballot, or if no preprinted address appears on the Ballot;

                  (h) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

                  (i) return your Ballot using the enclosed return envelope. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE. IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

         YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE SOLICITATION AGENT BY 5:00 P.M., EASTERN TIME, ON ____________, 1997, UNLESS EXTENDED (THE "DEADLINE"), OR YOUR VOTE WILL NOT BE COUNTED.

         o IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE SOLICITATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE DEADLINE.

         o IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE SOLICITATION AGENT BY THE DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

         o IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT PLEASE CONTACT YOUR BROKER OR NOMINEE.

                     (THIS PAGE IS FOR USE AS A PROXY ONLY.
                IT NEED NOT BE COMPLETED AS PART OF THE BALLOT)


                              PROXY WITH RESPECT TO
                         SOLICITATION OF ACCEPTANCES FOR
                                       THE
                      PREPACKAGED PLAN OF REORGANIZATION OF
                            FLAGSTAR COMPANIES, INC.
                         FROM THE HOLDERS OF OUTSTANDING

                      FLAGSTAR COMPANIES, INC. STOCK RIGHTS


         The undersigned hereby irrevocably appoints____________________________
________________________________________________________________________________
as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Prepackaged Plan (as defined below) with respect to the Old Stock Rights of Flagstar Companies, Inc. (the "Old Stock Rights"), pursuant to the Solicitation Statement dated ____________, 1997, in which Flagstar Companies, Inc. ("FCI") is soliciting acceptances from record holders of the Old Stock Rights as of the close of business on _______, 1997 (the "Record Date") for its prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code (the "Prepackaged Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE DEADLINE (____________, 1997 UNLESS EXTENDED BY THE COMPANY).


Name(s): _________________________   Signature(s): _____________________________

         _________________________                 _____________________________

                                     By:           _____________________________

                                     Title:        _____________________________

                                     Dated:        _____________________________


                                     Signatures Guaranteed By:

                                     ___________________________________________
                                                 (Name of Institution)

                                     ___________________________________________
                                                 Authorized Signature

                                     ___________________________________________
                                                        Title

Principal Amount of
Old Stock Rights Owned:  $______________________________________________________


         This proxy must be executed by the record holder(s) at the close of business on the Record Date in exactly the same manner as the name(s) appear(s) on the Old Stock Rights to which this proxy relates. If the Old Stock Rights to which this proxy relates are held of record by two or more joint holders on the Record Date, all such holders must sign this proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Company and the Solicitation Agent of such person's authority so to act. If Old Stock Rights owned by the record holder on the Record Date are registered in different names, separate proxies must be executed covering each form of registration. Unless the record holder on the Record Date is a member of an authorized signature guarantee program recognized by the Company (an "Eligible Institution"), this proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record holder.

         Except as otherwise provided in this Proxy, all signatures on this Proxy must be guaranteed by an institution that is a member of a Signature Guarantee Program (an "Eligible Guarantor Institution") recognized by the Solicitation Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP), and the New York Stock Exchanges Medallion Signature Program (MSP)), unless expressly waived by the Company. Signatures on this Proxy need not be guaranteed if this Proxy is for Old Stock Rights held for the account of an Eligible Guarantor Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION.